UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1023 Cherry Road Memphis, Tennessee	38117
(Address of principal executive offices)	(Zip Code)

(901) 867-9971

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 1, 2015, Wright Medical Group, Inc., a Delaware corporation (“Wright”), and Tornier N.V., a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands (“Tornier”), completed their previously announced merger. Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 27, 2014 (the “Merger Agreement”), by and among Wright, Tornier, Trooper Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Tornier (“Holdco”), and Trooper Merger Sub Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Tornier (“Merger Sub”), Merger Sub merged with and into Wright (the “Merger”), with Wright continuing as the surviving company and an indirect, wholly-owned subsidiary of Tornier following the transaction. Upon completion of the Merger, Tornier was renamed “Wright Medical Group N.V.” (“Wright N.V.”).

At the effective time and as a result of the Merger, each share of Wright common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 1.0309 Tornier ordinary shares. No fractional shares were issued as a result of the Merger. Any Wright shareholder who would otherwise be entitled to receive a fraction of a Tornier ordinary share pursuant to the Merger will be paid an amount in cash determined in accordance with the amount of their fractional share interest, instead of such fractional share. In addition, at the effective time and as a result of the Merger, all outstanding options to purchase shares of Wright common stock and other equity awards based on Wright common stock, which were outstanding immediately prior to the effective time of the Merger, became immediately vested and converted into and became, respectively, options to purchase Tornier ordinary shares and with respect to all other Wright equity awards, awards based on Tornier ordinary shares, in each case, on terms substantially identical to those in effect prior to the effective time of the Merger, except for the vesting requirements and adjustments to the underlying number of shares and the exercise price based on the exchange ratio used in the Merger and other adjustments as provided in the Merger Agreement.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to a current report on Form 8-K filed by Wright with the Securities and Exchange Commission (“SEC”) on October 27, 2014 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2015, Wright requested that the NASDAQ Stock Market file with the SEC an application on Form 25 to withdraw the Wright common stock from listing on the NASDAQ Global Select Market and terminate the registration of Wright common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Wright intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of its common stock under the Exchange Act and to suspend its reporting obligations under Section 15(d) of the Exchange Act.

Pursuant to the terms of the Merger Agreement and the Assignment and Assumption Agreement between Wright, Tornier and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”), dated as of October 1, 2015, at the effective time of the Merger, Wright N.V. assumed all of Wright’s rights and obligations with respect to Wright’s contingent value rights in accordance with the Contingent Value Rights Agreement between Wright and the Trustee dated as of March 1, 2013. A copy of the Assignment and Assumption Agreement is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

The information in the Introductory Note is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information in the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of Wright occurred and the surviving entity of the Merger, Wright, became an indirect, wholly-owned subsidiary of Tornier, which was renamed “Wright Medical Group, N.V.” Immediately after the closing of, and giving effect to, the Merger, former Wright stockholders own approximately 52% of Wright N.V. on a fully diluted basis and former Tornier shareholders own approximately 48% of Wright N.V. on a fully diluted basis.

The information about the Merger in the Introductory Note and Item 2.01 and Item 3.03 of this report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Resignation of Certain Directors

As a result of the Merger, all of the current directors of the Wright board of directors resigned from their directorships of Wright and any committees of which they were a member. This was not a result of any disagreements between Wright and its directors or officers on any matter relating to Wright’s operations, policies or practices. Each of Gary Blackford, John Miclot, Robert Palmisano, Amy Paul and David Stevens will continue as directors of Wright Medical Group N.V. in accordance with the provisions of the Merger Agreement.

In connection with the resignation of such directors, the terms of each stock option grant agreement by and between Wright and each such director were amended as of the effective date of the Merger to extend the post-termination exercise period of the options held by such director from 90 days following a termination of service until their respective expiration dates.

The form of amendment to stock option grant agreements is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Resignation of Certain Named Executive Officers

On October 1, 2015, Wright entered into letter agreements with each of Pascal Girin and Jason Senner (the “Letter Agreements”), both named executive officers of Wright, in connection with their previously disclosed planned departure from the combined company. Under the Letter Agreements, Messrs. Girin and Senner will remain employed by Wright until December 1, 2015 and December 31, 2015, respectively, or until such earlier time as mutually agreed by the executive and Wright, at which time the executive will resign from employment. During the period between the effective date of the Merger and the date on which the executive resigns from employment, Messrs. Girin and Senner each will continue to receive his base salary as in effect as of the Merger and will continue to be eligible to participate in the employee benefit plans generally provided to officers of Wright.

Under the Letter Agreements, Wright agreed to provide Messrs. Girin and Senner with certain severance payments described in the separation pay agreements between the executive and Wright upon the executive’s termination from employment, in each case subject to Wright’s receipt of an effective release of claims. The terms of the separation pay agreements were previously described in Wright’s amended Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the Commission on April 30, 2015. In accordance with the Letter Agreements, each stock option grant agreement by and between Wright and Messrs. Girin and Senner, respectively, was amended to extend the post-termination exercise period of such options from 90 days until their respective expiration dates, each as described above under “Resignation of Certain Directors.”

Mr. Girin’s Letter Agreement provides that if Mr. Girin has not accepted full-time employment or a full-time engagement as an independent contractor for a company other than Wright, or has not otherwise engaged his own business on a full-time basis, in each case as of the date on which Mr. Girin resigns from employment, Wright agrees to enter into a consulting agreement (the “Consulting Agreement”) with Mr. Girin pursuant to which Mr. Girin will provide certain consultancy services to Wright on the terms set forth below.

The Consulting Agreement provides that Wright will retain Mr. Girin as a consultant to provide services for Wright, and all subsidiaries and affiliates owned or controlled, directly or indirectly, by Wright until June 1, 2016, or such extended term as mutually agreed to by the parties. In the event Mr. Girin accepts full-time employment or a full-time engagement as an independent contractor for a company other than Wright, or otherwise engages in his own business on a full-time basis prior to June 1, 2016, the Consulting Agreement will automatically terminate. Under the terms of the Consulting Agreement, Mr. Girin will be entitled to receive a monthly consulting fee equal to the monthly base salary paid to Mr. Girin immediately prior to the effective date of the Consulting Agreement. The Consulting Agreement may be terminated by either party for any reason upon ten (10) days prior written notice.

The Letter Agreement with Mr. Girin is attached as Exhibit 10.2 hereto, and the Letter Agreement with Mr. Senner is attached as Exhibit 10.4 hereto, each of which is incorporated herein by reference. The form of Consulting Agreement is an exhibit to the Letter Agreement with Mr. Girin.

For further information regarding the Wright directors and officers who will continue as Tornier directors and officers, please see the Current Report on Form 8-K filed by Wright N.V. with the SEC on October 1, 2015.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, Wright’s certificate of incorporation was amended and restated in its entirety. The Amended and Restated Certificate of Incorporation of Wright is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, the bylaws of Merger Sub as in effect at the effective time of the Merger became the bylaws of Wright. The Amended and Restated Bylaws of Wright are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc. (filed herewith).

3.2	Amended and Restated Bylaws for Wright Medical Group, Inc. (filed herewith).

4.1	Assignment and Assumption Agreement between Wright Medical Group, Inc., Tornier N.V. and American Stock Transfer & Trust Company, LLC, as trustee, dated as of October 1, 2015 (incorporated by reference to Wright Medical Group N.V.’s Registration Statement on Form 8-A, Registration No. 001-35065, filed by Wright Medical Group N.V. on October 1, 2015).

Exhibit Number	Description

10.1	Form of Amendment to Stock Option Grant Agreements (filed herewith).

10.2	Letter Agreement between Wright Medical Group, Inc. and Pascal E.R. Girin, dated as of October 1, 2015 (filed herewith).

10.3	Letter Agreement between Wright Medical Group, Inc. and Jason Senner, dated as of October 1, 2015 (filed herewith).

99.1	Press Release of Wright Medical Group N.V. dated October 1, 2015 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2015

WRIGHT MEDICAL GROUP, INC.

By:	/s/ James A. Lightman
Name:	James A. Lightman
Title:	Senior Vice President, General Counsel and Secretary

WRIGHT MEDICAL GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc. (filed herewith).

3.2	Amended and Restated Bylaws for Wright Medical Group, Inc. (filed herewith).

4.1	Assignment and Assumption Agreement between Wright Medical Group, Inc., Tornier N.V. and American Stock Transfer & Trust Company, LLC, as trustee, dated as of October 1, 2015 (incorporated by reference to Wright Medical Group N.V.’s Registration Statement on Form 8-A, Registration No. 001-35065, filed by Wright Medical Group N.V. on October 1, 2015).

10.1	Form of Amendment to Stock Option Grant Agreements (filed herewith).

10.2	Letter agreement between Wright Medical Group, Inc. and Pascal E.R. Girin, dated as of October 1, 2015 (filed herewith).

10.3	Letter agreement between Wright Medical Group, Inc. and Jason Senner, dated as of October 1, 2015 (filed herewith).

99.1	Press Release of Wright Medical Group N.V. dated October 1, 2015 (furnished herewith).